UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): November 18, 2005

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Blvd, Suite 710, McLean, Virginia 22102

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 18, 2005, The Rowe Companies (the “Company”) executed a commitment letter (the “Commitment Letter”) with General Electric Capital Corporation (“GE Capital”) and Marathon Structured Finance Fund, L.P. (“Marathon”) for up to $60,000,000 of secured financing. Pursuant to the Commitment Letter, the Company expects GE Commercial Finance, an affiliate of GE Capital, to provide the Company with a three-year senior secured revolving credit facility of up to $50,000,000 and expects Marathon to provide a three-year senior secured Tranche B loan of up to $10,000,000.

The commitments under the Commitment Letter are subject to various conditions, including but not limited to, an excess availability requirement providing that the total amount otherwise available to be borrowed under the revolving credit facility on the closing date exceeds the amount to be borrowed thereunder on the closing date by at least $15 million, completion of asset appraisals and business and legal due diligence to the satisfaction of GE Commercial Finance and Marathon, Marathon obtaining final internal credit and/or investment committee approval, execution and delivery of final legal documentation and closing of the financing on or before January 31, 2006. As provided in the Commitment Letter, the final documentation is expected to contain certain financial and operating covenants.

Proceeds of the financing are expected to be used to refinance certain of the Company’s existing debt and pay fees associated with the refinancing, to provide for working capital and for general corporate purposes.

A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Commitment Letter, dated November 18, 2005, among The Rowe Companies, General Electric Capital Corporation and Marathon Structured Finance Fund, L.P.

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other filings with the Securities and Exchange Commission, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will likely result,” “expect,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions, as well as the use of future dates, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to the Company’s future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: the possibility that the conditions set forth in the Commitment Letter discussed in this report will not be satisfied and the financings contemplated thereby will not be consummated; changes from anticipated levels of sales, whether due to future national or regional economic and competitive conditions, customer acceptance of existing and new products, or otherwise; pending or future litigation; pricing pressures due to excess capacity; raw material cost increases; transportation cost increases; the inability of a major customer to meet its obligations; loss of significant customers in connection with a merger, acquisition, redisposition, bankruptcy or otherwise; actions of current or new competitors; increased advertising costs associated with promotional efforts; change of tax rates; change of interest rates; future business decisions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. Additional risks are described in the Company’s annual and quarterly filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES
Registrant

Date: November 22, 2005	/s/ Gene S. Morphis
Gene S. Morphis
Chief Financial Officer;
Secretary-Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Commitment Letter, dated November 18, 2005, among The Rowe Companies, General Electric Capital Corporation and Marathon Structured Finance Fund, L.P.